                               POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful  attorney-in-fact  and agent, with full power of substitution and  resubstitution,  for me and in my  capacity  as a  Trustee/Director  and/or
Officer of Oppenheimer  Absolute Return Fund,  Oppenheimer  AMT-Free Municipals,
Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund, Oppenheimer
Baring  China  Fund,  Oppenheimer  Baring  Japan  Fund,  Oppenheimer  California
Municipal Fund,  Oppenheimer Capital Appreciation Fund,  Oppenheimer  Developing
Markets Fund,  Oppenheimer  Discovery  Fund,  Oppenheimer  Dividend Growth Fund,
Oppenheimer  Emerging  Growth  Fund,  Oppenheimer  Emerging  Technologies  Fund,
Oppenheimer   Enterprise  Fund,  Oppenheimer  Global  Fund,  Oppenheimer  Global
Opportunities  Fund,  Oppenheimer Gold & Special Minerals Fund,  Oppenheimer
Growth  Fund,   Oppenheimer   Institutional   Money  Market  Fund,   Oppenheimer
International   Diversified  Fund,   Oppenheimer   International   Growth  Fund,
Oppenheimer  International Large-Cap Core Fund, Oppenheimer  International Small
Company Fund,  Oppenheimer  International  Value Fund,  Oppenheimer Limited Term
California  Municipal Fund,  Oppenheimer  Money Market Fund,  Inc.,  Oppenheimer
Multi-State  Municipal  Trust (on  behalf of its series  Oppenheimer  New Jersey
Municipal  Fund,   Oppenheimer   Pennsylvania  Municipal  Fund  and  Oppenheimer
Rochester National  Municipals),  Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund,  Aggressive Investor Fund,  Conservative Investor
Fund and Moderate  Investor  Fund),  Oppenheimer  Real Estate Fund,  Oppenheimer
Rochester Arizona Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund,
Oppenheimer  Rochester   Massachusetts  Municipal  Fund,  Oppenheimer  Rochester
Michigan  Municipal  Fund,   Oppenheimer  Rochester  Minnesota  Municipal  Fund,
Oppenheimer Rochester North Carolina Municipal Fund,  Oppenheimer Rochester Ohio
Municipal Fund,  Oppenheimer  Rochester  Virginia  Municipal  Fund,  Oppenheimer
Select  Value  Fund,  Oppenheimer  Series  Fund,  Inc.  (on behalf of its series
Oppenheimer Value Fund),  Oppenheimer SMA Core Bond Fund, Oppenheimer SMA Global
Fund, Oppenheimer SMA International Bond Fund, Oppenheimer Transition 2010 Fund,
Oppenheimer  Transition 2015 Fund, Oppenheimer Transition 2020 Fund, Oppenheimer
Transition 2030 Fund,  Oppenheimer Tremont Market Neutral Fund LLC,  Oppenheimer
Tremont  Opportunity  Fund LLC,  OFI Tremont  Core  Strategies  Hedge Fund,  OFI
Tremont Market Neutral Hedge Fund and Oppenheimer U.S. Government Trust, to sign on my behalf any and all Registration  Statements  (including any post-effective amendments to  Registration  Statements)  under the  Securities  Act of 1933, as amended,  and the Investment Company Act of 1940, as amended, and any amendments and supplements  thereto,  and any proxy statements,  Forms 3, 4 and 5, or other documents  in  connection  therewith,  and to file the same,  with all  exhibits thereto, and other documents in connection  therewith,  with the U.S. Securities and Exchange Commission,  granting unto said  attorneys-in-fact  and agents, and each of them,  full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises,  as fully as to all intents and purposes as I might or could do in person,  hereby  ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 11th day of October 2006.

/s/ Matthew P. Fink                             /s/ Kenneth A. Randall
Matthew P. Fink                                     Kenneth A. Randall

/s/  Robert G. Galli                           /s/ Russell S. Reynolds, Jr.
Robert G. Galli                                    Russell S. Reynolds, Jr.

/s/ Philip A. Griffiths                        /s/ Joseph M. Wikler
Phillip A. Griffiths                               Joseph M. Wikler

/s/ Mary F. Miller                             /s/ Peter I. Wold
Mary F. Miller                                     Peter placeI. Wold

/s/ Joel W. Motley                             /s/ Brian F. Wruble
Joel W. Motley                                     Brian F. Wruble

/s/ John V. Murphy                            /s/ Clayton K. Yeutter
John V. Murphy                                    Clayton K. Yeutter

Witness:      /s/ Phillip S. Gillespie
              Phillip S. Gillespie, Assistant Secretary